Exhibit 10.88

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (this "First Amendment") is made and entered into as of the 30th day of September, 2011, by and between HCP CALLAN ROAD, LLC, a Delaware limited liability company ("Landlord"), and CYTORI THERAPEUTICS, INC., a Delaware corporation ("Tenant").

R E C I T A L S :

A.           Landlord and Tenant entered into that certain Lease dated February 26, 2010 (the "Lease"), whereby Landlord leased to Tenant and Tenant leased from Landlord 60,118 rentable square feet of space located on the first (1st), second (2nd) and third (3rd) floors (the "Existing Premises") of the building (the "Building") located at 3020/3030 Callan Road, San Diego, California 92121.

B.            Landlord and Tenant desire (i) to extend the Lease Term of the Lease, (ii) to expand the Existing Premises to include that certain space consisting of approximately 17,467 rentable square feet of space located on the first (1st), second (2nd) and third (3rd) floors of the Building (the "Expansion Premises"), as delineated on Exhibit A attached hereto and made a part hereof, and (iii) to make other modifications to the Lease, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.            Capitalized Terms.  All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this First Amendment.

2.            Modification of Premises.  Effective as of the earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Expansion Premises, and (ii) the later to occur of (a) February 1, 2012, and (b) the date upon which the "Demising Work," as that term is defined in Section 1 of the Tenant Work Letter attached to the Lease as Exhibit B, are substantially complete (the "Expansion Commencement Date"), Tenant shall lease from Landlord and Landlord shall lease to Tenant the Expansion Premises.  Consequently, effective upon the Expansion Commencement Date, the Existing Premises shall be increased to include the Expansion Premises.  Landlord and Tenant hereby acknowledge that such addition of the Expansion Premises to the Existing Premises shall, effective as of the Expansion Commencement Date, increase the size of the Premises to approximately 77,585 rentable square feet.  The Existing Premises and the Expansion Premises may hereinafter collectively be referred to as the "Premises."

TORREY PINES CORPORATE CENTER
[Expansion and Extension Amendment]
[Cytori Therapeutics, Inc.]

3.           Lease Term.  Landlord and Tenant acknowledge that the Lease Term is scheduled to expire on October 31, 2015, pursuant to the terms of the Lease.  Notwithstanding anything to the contrary in the Lease, the Lease Term is hereby extended for a period of two (2) years with respect to the entire Premises (i.e., the Existing Premises and the Expansion Premises) and shall expire on October 31, 2017 (the "Expansion Expiration Date"), unless sooner terminated as provided in the Lease, as hereby amended.  The period of time commencing on the Expansion Commencement Date and terminating on the Expansion Expiration Date, shall be referred to herein as the "Expansion Term."

4.           Base Rent.

  4.1.           Existing Premises.  Notwithstanding anything to the contrary in the Lease as hereby amended, prior to November 1, 2015, Tenant shall continue to pay Base Rent for the Existing Premises in accordance with the terms of the Lease.  Commencing on November 1, 2015, and continuing throughout the remainder of the Expansion Term, Tenant shall pay to Landlord monthly installments of Base Rent for the Existing Premises as follows:

Period During Expansion Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Base Rent per Rentable Square Foot
November 1, 2015 – October 31, 2016	$1,442,832.00	$120,236.00	$2.00
November 1, 2016 – October 31, 2017	$1,478,902.80	$123,241.90	$2.05

  4.2.           Expansion Premises.  Commencing on the Expansion Commencement Date and continuing throughout the Expansion Term, Tenant shall pay to Landlord monthly installments of Base Rent, pursuant to the terms of the Lease, for the Expansion Premises as follows:

Period During Expansion Term	Annualized Base Rent	Monthly Installment of Base Rent	Monthly Base Rent per Rentable Square Foot
Expansion Commencement Date – October 31, 2012*	$377,287.20	$31,440.60	$1.80
November 1, 2012 – October 31, 2013*	$387,767.40	$32,313.95	$1.85
November 1, 2013 – October 31, 2014*	$398,247.60	$33,187.30	$1.90
November 1, 2014 – October 31, 2015	$408,727.80	$34,060.65	$1.95
November 1, 2015 – October 31, 2016	$419,208.00	$34,934.00	$2.00
November 1, 2016 – October 31, 2017	$429,688.20	$35,807.35	$2.05

*	Tenant's obligation to pay the Monthly Installment of Base Rent otherwise attributable to the Expansion Premises shall be subject to the terms and conditions ofSection 4.3 of this First Amendment.

TORREY PINES CORPORATE CENTER
[Expansion and Extension Amendment]
[Cytori Therapeutics, Inc.]

  On or before the Expansion Commencement Date, Tenant shall pay to Landlord the Base Rent payable for the Expansion Premises for the first full month of the Expansion Term.

  4.3.           Abated Base Rent.  Provided that Tenant is not then in default of the Lease (as hereby amended), then during the first two (2) years of the Expansion Term (the “Rent Abatement Period”), Tenant's obligation to pay monthly installments of Base Rent otherwise attributable to the Expansion Premises shall be modified as follows (the “Rent Abatement”): (i) during the first full six (6) calendar months of the Expansion Term, one hundred percent (100%) of the Base Rent otherwise attributable to the Expansion Premises shall be abated, (ii) during the seventh (7th) through twelfth (12th) full calendar months of the Expansion Term, fifty percent (50%) of the Base Rent otherwise attributable to the Expansion Premises shall be abated, (iii) during the thirteenth (13th) through twenty-fourth (24th) full calendar months of the Expansion Term, twenty-five percent (25%) of the Base Rent otherwise attributable to the Expansion Premises shall be abated.  Tenant acknowledges and agrees that the foregoing Rent Abatement has been granted to Tenant as additional consideration for entering into this First Amendment, and for agreeing to pay the Rent and performing the terms and conditions otherwise required under the Lease (as hereby amended).  If Tenant shall be in default under the Lease (as hereby amended) and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to the Lease (as hereby amended), or if the Lease is terminated for any reason other than Landlord’s breach of the Lease, as amended, then Landlord may at its option, by notice to Tenant, require  that (a) the dollar amount of the unapplied portion of the Rent Abatement as of the date of such default shall be converted to a credit to be applied to the Base Rent applicable at the end of the Expansion Term, and (b) Tenant's right to abate all or any portion of the Base Rent attributable to the Expansion Premises shall immediately terminate and Tenant shall immediately be obligated to begin paying Base Rent for the Expansion Premises in full.

TORREY PINES CORPORATE CENTER
[Expansion and Extension Amendment]
[Cytori Therapeutics, Inc.]

5.           Tenant's Share of Direct Expenses.

  5.1.           Existing Premises.  Notwithstanding the extension of the Lease Term as provided herein, Tenant shall continue to be obligated, prior to and during the Expansion Term, to pay Tenant's Share of Direct Expenses in connection with the Existing Premises.

  5.2.           Expansion Premises.  Except as specifically set forth in this Section 5.2, commencing on the Expansion Commencement Date, and continuing throughout the Expansion Term, Tenant shall pay Tenant's Share of Direct Expenses in connection with the Expansion Premises in accordance with the terms of Article 4 of the Lease, provided that with respect to the calculation of Tenant's Share of Direct Expenses in connection with the Expansion Premises, Tenant's Share shall equal 19.49%.

6.           Improvements.  Except as specifically set forth herein or in the Tenant Work Letter attached hereto as Exhibit B and incorporated herein, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Expansion Premises, and Tenant shall accept the Expansion Premises in its presently existing, "as-is" condition, and neither Landlord nor any agent of Landlord has made any representation or warranty to Tenant regarding the condition of the Expansion Premises, the Building or the Project, or with respect to the suitability of any of the foregoing for the conduct of Tenant's business.  In addition, Tenant hereby acknowledges that Tenant is currently in possession of the Existing Premises, and that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Existing Premises, or with respect to the suitability of the foregoing for the conduct of Tenant's business.  Except as specifically set forth herein or in the Tenant Work Letter, Tenant shall continue to accept the Existing Premises in its "as is" condition as of the date of this Amendment.

7.           Brokers.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this First Amendment other than Hughes Marino (representing Tenant) and CB Richard Ellis (representing Landlord) (collectively, the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this First Amendment.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers.  The terms of this Section 7 shall survive the expiration or earlier termination of this First Amendment.

8.           No Further Modification.  Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall apply with respect to the Premises and shall remain unmodified and in full force and effect.  In the event of any conflict between the terms and conditions of the Lease, and the terms and conditions of this First Amendment, the terms and conditions of this First Amendment shall prevail.

TORREY PINES CORPORATE CENTER
[Expansion and Extension Amendment]
[Cytori Therapeutics, Inc.]

IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

"LANDLORD"		"TENANT"
HCP CALLAN ROAD, LLC a Delaware limited liability company		CYTORI THERAPEUTICS, INC. a Delaware corporation

By:	/s/ Jonathan M. Bergschneider	By:	/s/ Mark E. Saad
Its:	Executive Vice President	Its:	CFO
Date:	11/4/11	Date:	11/4/2011

By:
Its:
Date:

TORREY PINES CORPORATE CENTER
[Expansion and Extension Amendment]
[Cytori Therapeutics, Inc.]

EXHIBIT A

OUTLINE OF EXPANSION PREMISES & DEPICTION OF THE REVISED PREMISES

TORREY PINES CORPORATE CENTER
[Expansion and Extension Amendment]
[Cytori Therapeutics, Inc.]

EXHIBIT A

EXHIBIT B

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the initial improvement of the Premises (which for purposes of this Tenant Work Letter shall include the Existing Premises and the Expansion Premises) for Tenant following the date of the First Amendment.  This Tenant Work Letter is essentially organized chronologically and addresses the issues of construction, in sequence, as such issues will arise during construction in the Premises.

SECTION 1

CONDITION OF PREMISES

Landlord shall deliver possession of the Expansion Premises to Tenant promptly following the full execution and delivery of the First Amendment.  Tenant acknowledges that, except as provided in this Tenant Work Letter, Tenant shall accept the Premises (or, with respect to the Existing Premises, continue to accept the Premises) in their existing, "as-is" condition on the date of delivery thereof to Tenant.  Notwithstanding anything set forth in the First Amendment or this Tenant Work Letter to the contrary, Landlord shall complete the work necessary to reasonably demise the Premises from the remaining vacant space on the second floor of the Building, including the installation of the requisite doors and access card readers, (the "Demising Work") at Landlord's sole cost and expense.  Except for the payment of the First Amendment Tenant Improvement Allowance as provided in Section 2, below, Landlord shall have no obligation to make or pay for any improvements to the Premises.

SECTION 2

TENANT IMPROVEMENTS

2.1           First Amendment Tenant Improvement Allowance.  Tenant shall be entitled to a one-time "First Amendment Tenant Improvement Allowance", in the amount of (i) Five and 00/100 Dollars ($5.00) per rentable square foot of the Expansion Premises (i.e., Eighty-Seven Thousand Three Hundred Thirty-Five and 00/100 Dollars ($87,335.00)), for the costs relating to the initial design and construction of Tenant's improvements which are permanently affixed to the Premises, and (ii) Two and 00/100 Dollars ($2.00) per rentable square foot of the Existing Premises (i.e., One Hundred Twenty Thousand Two Hundred Thirty-Six and 00/100 Dollars ($120,236.00)), for the costs relating to the initial design and construction of Tenant's improvements, which are permanently affixed to the Premises, and which are "First Amendment Tenant Improvement Allowance Items," as that term is defined in Section 2.2.1, below (collectively, the "Tenant Improvements").  In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter or otherwise in connection with Tenant's construction of the Tenant Improvements or any First Amendment Tenant Improvement Allowance Items, as defined below, in a total amount which exceeds the sum of the First Amendment Tenant Improvement Allowance; provided, however, to the extent all or any portion of the Tenant Improvement Allowance available to pursuant to Exhibit B attached to the Lease has not been disburse nor allocated, then the First Amendment Tenant Improvement Allowance shall be deemed increased by such amount.  All Tenant Improvements for which the First Amendment Tenant Improvement Allowance has been made available shall be deemed Landlord's property under the terms of the Lease, as amended; provided, however, Landlord may, by written notice to Tenant given concurrently with Landlord's approval of the "Final Working Drawings", as that term is defined in Section 3.3, below, require Tenant, prior to the end of the Lease Term, or given following any earlier termination of the Lease, at Tenant's expense, to remove any Tenant Improvements and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a Building standard condition.  Any portion of the First Amendment Tenant Improvement Allowance that is not disbursed or allocated for disbursement by December 31, 2012, shall revert to Landlord and Tenant shall have no further rights with respect thereto.

TORREY PINES CORPORATE CENTER
[Expansion and Extension Amendment]
[Cytori Therapeutics, Inc.]

EXHIBIT B

2.2           Disbursement of the First Amendment Tenant Improvement Allowance.

2.2.1        First Amendment Tenant Improvement Allowance Items.  Except as otherwise set forth in this Tenant Work Letter, the First Amendment Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the "First Amendment Tenant Improvement Allowance Items"):

2.2.1.1  Payment of all reasonable fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Tenant Work Letter, project management fees, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.2 of this Tenant Work Letter;

2.2.1.2  The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3  The payment for all demolition and removal of existing improvements in the Premises;

2.2.1.4  The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, costs incurred for removal of existing furniture, fixtures or equipment in the Premises, hoisting and trash removal costs, costs to purchase and install in the Premises equipment customarily incorporated into laboratory improvements or laboratory utility systems, including, without limitation, UPS, DI Systems, boilers, air compressors, glass/cage washers and autoclaves, painting, and contractors' fees and general conditions;

2.2.1.5  The cost of any changes in the Base Building when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.6  The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the "Code");

2.2.1.7  Sales and use taxes;

TORREY PINES CORPORATE CENTER
[Expansion and Extension Amendment]
[Cytori Therapeutics, Inc.]

EXHIBIT B

2.2.1.8  The cost of installing Tenant's data, telecommunications and internet cabling in the Premises;

2.2.1.9  All other actual out-of-pocket costs expended by Landlord in connection with the construction of the Tenant Improvements.

2.2.2        Disbursement of First Amendment Tenant Improvement Allowance.  During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the First Amendment Tenant Improvement Allowance for First Amendment Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

2.2.2.1   Monthly Disbursements.  On or before the fifth (5th) day of each calendar month, during the design and construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord:  (i) a request for reimbursement of amounts paid to the "Contractor," as that term is defined in Section 4.1.1 of this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of "Tenant's Agents," as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials for the Premises; (iii) executed mechanic's lien releases, as applicable, from all of Tenant's Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d); and (iv) all other information reasonably requested by Landlord.  Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request.  Within forty-five (45) days thereafter, Landlord shall deliver a check to Tenant made payable to Tenant in payment of the lesser of:  (A) the amounts so requested by Tenant as set forth in this Section 2.2.3.1, above (or, subject to the terms of Section 4.2.1, below, a percentage thereof), and (B) the balance of any remaining available portion of the First Amendment Tenant Improvement Allowance, provided that Landlord does not dispute any request for payment based on non-compliance of any work with the "Approved Working Drawings," as that term is defined in Section 3.5 below, or due to any substandard work.  Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

2.2.2.2  Final Deliveries.  Following the completion of construction of the Tenant Improvements, Tenant shall deliver to Landlord properly executed final mechanic's lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4) from all of Tenant's Agents, and a certificate certifying that the construction of the Tenant Improvements in the Premises has been substantially completed.  Tenant shall record a valid Notice of Completion in accordance with the requirements of Section 4.3 of this Tenant Work Letter.

2.2.2.3  Other Terms.  Landlord shall only be obligated to make disbursements from the First Amendment Tenant Improvement Allowance to the extent costs are incurred by Tenant for First Amendment Tenant Improvement Allowance Items.  All First Amendment Tenant Improvement Allowance Items for which the First Amendment Tenant Improvement Allowance have been made available shall be deemed Landlord's property under the terms of the Lease.

TORREY PINES CORPORATE CENTER
[Expansion and Extension Amendment]
[Cytori Therapeutics, Inc.]

EXHIBIT B

2.4           Building Standards.  The quality of Tenant Improvements shall be in keeping with the existing improvements in the Existing Premises.

SECTION 3

CONSTRUCTION DRAWINGS

3.1           Selection of Architect.  Tenant shall retain an architect/space planner (the "Architect") approved in advance by Landlord (which approval shall not be unreasonably withheld) to prepare the Final Space Plan and Final Working Drawings as provided in Section 3.2 and 3.3, below.  Tenant shall retain the engineering consultants or design/build subcontractors designated by Tenant and reasonably approved in advance by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises, which work is not part of the Base Building.  All such plans and drawings shall comply with the drawing format and specifications reasonably determined by Landlord, and shall be subject to Landlord's reasonable approval.  Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith.  Landlord's review of any plans or drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters.

3.2           Final Space Plan.  Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced.  The final space plan (the "Final Space Plan") shall include a layout and designation of all offices, labs, rooms and other partitioning, their intended use, and equipment to be contained therein.  Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan.  Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect.  If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.

3.3           Final Working Drawings.  After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, Title 24 calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the "Final Working Drawings" (as that term is defined below) in the manner as set forth below.  Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is sufficiently complete to allow all of Tenant's Agents to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit the same to Landlord for Landlord's approval, which shall not be unreasonably withheld, conditioned, or delayed.  Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings.  Landlord shall advise Tenant within ten (10) business days after Landlord's receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect.  If Tenant is so advised, Tenant shall promptly cause the Final Working Drawings to be revised in accordance with such review and any disapproval of Landlord in connection therewith.

TORREY PINES CORPORATE CENTER
[Expansion and Extension Amendment]
[Cytori Therapeutics, Inc.]

EXHIBIT B

3.5           Approved Working Drawings.  The Final Working Drawings shall be approved by Landlord (the "Approved Working Drawings") prior to the commencement of construction of the Premises by Tenant.  Concurrently with Tenant's delivery of the Final Working Drawings to Landlord for Landlord's approval, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits.  Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy.  No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned, or delayed.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1           Tenant's Selection of Contractors.

4.1.1           The Contractor; Landlord's Project Manager.  Tenant shall retain a licensed general contractor, approved in advance by Landlord, to construct the Tenant Improvements ("Contractor").  Landlord's approval of the Contractor shall not be unreasonably withheld.  Landlord shall retain Project Management Advisors, Inc. ("PMA") as a third party project manager for construction oversight of the Tenant Improvements on behalf of Landlord, at Landlord's sole cost and expense.

4.1.2           Tenant's Agents.  All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "Tenant's Agents").  The subcontractors used by Tenant, but not any laborers, materialmen, and suppliers, must be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed; provided, however, Landlord may nevertheless designate and require the use of particular mechanical, engineering, plumbing, fire life-safety and other Base Building subcontractors.  If Landlord does not approve any of Tenant's proposed subcontractors, Tenant shall submit other proposed subcontractors for Landlord's written approval.

TORREY PINES CORPORATE CENTER
[Expansion and Extension Amendment]
[Cytori Therapeutics, Inc.]

EXHIBIT B

4.2           Construction of Tenant Improvements by Tenant's Agents.

4.2.1           Construction Contract; Cost Budget.  Tenant shall engage the Contractor under a commercially reasonable and customary construction contract, reasonably approved by Landlord (collectively, the "Contract").  Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.9, above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the estimated total costs of the work of the Tenant Improvement project (the "Final Budget").  Prior to the commencement of construction of the Tenant Improvements, Tenant shall supply Landlord with cash in an amount (the "Over-Allowance Amount") equal to the difference between the amount of the Final Costs and the amount of the First Amendment Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements).  The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any of the then remaining portion of the First Amendment Tenant Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the First Amendment Tenant Improvement Allowance.  In the event that, after the Final Costs have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs necessary to such design and construction in excess of the Final Costs, shall be paid by Tenant to Landlord immediately as an addition to the Over-Allowance Amount or at Landlord's option, Tenant shall make payments for such additional costs out of its own funds, but Tenant shall continue to provide Landlord with the documents described in Sections 2.2.2.1 (i), (ii), (iii) and (iv) of this Tenant Work Letter, above, for Landlord's approval, prior to Tenant paying such costs.  All Tenant Improvements paid for by the Over-Allowance Amount shall be deemed Landlord's property under the terms of the Lease.

4.2.2           Tenant's Agents.

4.2.2.1  Compliance with Drawings and Schedule.  Tenant's and Tenant's Agent's construction of the Tenant Improvements shall comply with the following:  (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; and (ii) Tenant's Agents shall submit schedules of all work relating to the Tenant's Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant's Agents of any changes which are necessary thereto, and Tenant's Agents shall adhere to such corrected schedule.

4.2.2.2  Indemnity.  Tenant's indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment.  Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.  The foregoing indemnity shall not apply to claims caused by the gross negligence or willful misconduct of Landlord, its member partners, shareholders, officers, directors, agents, employees, and/or contractors.

4.2.2.2  Requirements of Tenant's Agents.  Each of Tenant's Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of substantial completion of the work under the Contract ("Substantial Completion").  Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after Substantial Completion.  The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby.  All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either.  Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

TORREY PINES CORPORATE CENTER
[Expansion and Extension Amendment]
[Cytori Therapeutics, Inc.]

EXHIBIT B

4.2.2.4                      Insurance Requirements.

4.2.2.4.1  General Coverages.  All of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease.

4.2.2.4.2  Special Coverages.  Tenant shall carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to the Lease immediately upon completion thereof.  Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant's Agents, including all contractors, shall carry general liability, including Products and Completed Operation Coverage insurance, each in amounts not less than $5,000,000 per incident, $5,000,000 in aggregate, as well as workers compensation insurance and in form and with companies as are required to be carried by Tenant as set forth in the Lease.

4.2.2.4.3  General Terms.  Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before any equipment of Tenant's Agents is moved onto the site.  All such policies of insurance must contain a provision that the company writing said policy will endeavor to give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance.  Tenant shall provide Landlord notice of any cancellation or lapse of the effective date or reduction in the amounts of such insurance promptly following Tenant's receipt of such notice from its insurer.  In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense.  Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for Products and Completed Operations Coverage insurance required by Landlord, which is to be maintained for a commercially reasonable period following completion of the Tenant Improvements and acceptance by Landlord and Tenant.  The builders risk policy carried under this Section 4.2.2.4 shall name Tenant's agents and Landlord as Additional Insureds.  All insurance maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder, and the public liability insurance shall name Landlord, HCP, Inc., Project Management Advisors, Inc., Cushman Wakefield, or other manager of the Project, as an additional insured or loss payee, as applicable.  Such insurance shall provide that it is primary insurance and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder.  The requirements for the foregoing insurance shall not serve to limit the indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter.  If the Over-Allowance Amount is more than fifty percent of the total amount of the First Amendment Tenant Improvement Allowance, then Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee.

TORREY PINES CORPORATE CENTER
[Expansion and Extension Amendment]
[Cytori Therapeutics, Inc.]

EXHIBIT B

4.2.2           Governmental Compliance.  The Tenant Improvements shall comply in all respects with the following:  (i) all state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.

4.2.4           Inspection by Landlord.  Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same.  Should Landlord reasonably disapprove any portion of the Tenant Improvements, on the grounds that the construction is defective or fails to comply with the Approved Working Drawings, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved.  Any such defects or deviations shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists that might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may, take such action as Landlord reasonably deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's reasonable satisfaction.

4.2.5           Meetings.  Commencing upon the execution of the Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend such meetings.  In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord.  One such meeting each month shall include the review of Contractor's current request for payment.

4.3           Notice of Completion; Copy of Record Set of Plans.  Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a valid Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation.  If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense.  At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (x) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (y) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (z) to deliver to Landlord two (2) sets of copies of such record set of drawings (hard copy and CAD files) within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.  Within fifteen (15) days after request by Tenant following the Substantial Completion of the Tenant Improvements, Landlord will acknowledge its approval of the Tenant Improvements (provided that such approval has been granted) by placing its signature on a Contractor’s Certificate of Substantial Completion fully executed by the Architect, Contractor and Tenant.  Landlord’s approval shall not create any contingent liabilities for Landlord with respect to any latent quality, design, Code compliance or other like matters that may arise subsequent to Landlord’s approval.

TORREY PINES CORPORATE CENTER
[Expansion and Extension Amendment]
[Cytori Therapeutics, Inc.]

EXHIBIT B

SECTION 5

MISCELLANEOUS

5.1           Tenant's Entry Into the Premises Prior to Substantial Completion.  Provided that Tenant and its agents do not interfere with the Demising Work, Tenant shall be allowed access to the Expansion Premises prior to the Substantial Completion of the Expansion Premises for the purpose of Tenant installing overstandard equipment or fixtures (including Tenant's data and telephone equipment) in the Expansion Premises.  Prior to Tenant's entry into the Expansion Premises as permitted by the terms of this Section 5.1, Tenant shall submit a schedule to Landlord, for its approval, which schedule shall detail the timing and purpose of Tenant's entry.  Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Expansion Premises and against injury to any persons caused by Tenant's actions pursuant to this Section 5.1

5.2           Tenant's Representative.  Tenant has designated Hughes Marino as its sole representatives with respect to the matters set forth in this Tenant Work Letter, who shall each have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.3           Landlord's Representative.  Landlord has designated Ken Richter and/or Jeff Sobczyk with PMA, as its sole representatives with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.4           Time is of the Essence in This Tenant Work Letter.  Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days.  If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

TORREY PINES CORPORATE CENTER
[Expansion and Extension Amendment]
[Cytori Therapeutics, Inc.]

EXHIBIT B

5.5           Tenant's Lease Default.  Notwithstanding any provision to the contrary contained in the Lease, the First Amendment, or this Tenant Work Letter, if any default by Tenant under the Lease, as amended, or this Tenant Work Letter (including, without limitation, any failure by Tenant to fund any portion of the Over-Allowance Amount) occurs at any time on or before the substantial completion of the Tenant Improvements and such default remains uncured ten (10) days following Landlord's notice of such default to Tenant, then in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the First Amendment Tenant Improvement Allowance and/or Landlord may, without any liability whatsoever, cause the cessation of construction of the Tenant Improvements (in which case, Tenant shall be responsible for any delay in the substantial completion of the Tenant Improvements and any costs occasioned thereby).

5.6           Utilities.  During the construction of the Tenant Improvements, Tenant shall pay to the Landlord the cost of all utilities and services provided to the Expansion Premises.

5.7           No Constructive Eviction.  Tenant hereby acknowledges that, notwithstanding Tenant's occupancy of the Existing Premises, pursuant to the Lease, during the construction of the Demising Work, Tenant hereby agrees that the performance of the Demising Work shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of rent or damages of any kind.  Furthermore, in no event shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Existing Premises or of Tenant's personal property or improvements resulting from the Demising Work or Landlord's actions in connection with the Demising Work, or for any inconvenience or annoyance occasioned by the construction of the Demising Work.

TORREY PINES CORPORATE CENTER
[Expansion and Extension Amendment]
[Cytori Therapeutics, Inc.]

EXHIBIT B